================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                             ----------------------

                                  POPULAR, INC.
             (Exact name of registrant as specified in its charter)


                   PUERTO RICO                        66-0416582
         (State or other jurisdiction of           (I.R.S. employer
          incorporation or organization)          identification no.)

             209 Munoz Rivera Avenue                     00918
              Hato Rey, Puerto Rico                   (Zip code)
    (Address of principal executive offices)

        BANCO POPULAR DE PUERTO RICO EMPLOYEES' STOCK PLAN (PUERTO RICO)
               POPULAR SECURITIES, INC.-INSTITUTIONAL 1165(e) PLAN
                 POPULAR FINANCE, INC. RETIREMENT & SAVINGS PLAN
            POPULAR LEASING & RENTAL, INC. RETIREMENT & SAVINGS PLAN
                  POPULAR SECURITIES, INC.-RETAIL 1165(e) PLAN
                       POPULAR MORTGAGE, INC. 1165(e) PLAN
                            (Full title of the plans)

                             ----------------------

                                JORGE A. JUNQUERA
                             209 MUNOZ RIVERA AVENUE
                           HATO REY, PUERTO RICO 00918
                     (Name and address of agent for service)

                                 (809) 765-9800
          (Telephone number, including area code, of agent for service)

                             ----------------------

                                   Copies to:

                                DONALD J. TOUMEY
                               SULLIVAN & CROMWELL
                                125 BROAD STREET
                            NEW YORK, NEW YORK 10004

                             ----------------------

                                              CALCULATION OF REGISTRATION FEE
==============================================================================================================================
                                                                   Proposed Maximum     Proposed Maximum
Title of each Class of Securities to be         Amount to be      Offering Price Per   Aggregate Offering        Amount of
               Registered                   Registered(1)(2)           Share(3)             Price(3)          Registration Fee
------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $6 per share,
together with attached rights to purchase
Series A Participating Cumulative
Preferred Stock, no par value.............. 5,000,000 Shares     $30.40625             $152,031,250           $42,265
==============================================================================================================================

(1)  The amount being  registered also includes an  indeterminate  number of shares of Common Stock which may be issuable as a result of stock splits,  stock dividends and  antidilution  provisions and other terms, in accordance with Rule 416 under the Securities Act.
(2)  In addition,  pursuant to Rule 416(c) under the  Securities  Act of 1933, as amended,  this  Registration  Statement also covers an  indeterminate  amount of  interests  to be offered  and sold  pursuant  to the Banco  Popular  de Puerto  Rico
     Employees'  Stock Plan (Puerto  Rico),  Popular  Securities,  Inc.-Institutional  1165(e)  Plan,  Popular  Finance,  Inc.
     Retirement & Savings Plan,  Popular Leasing & Rental,  Inc.  Retirement & Savings Plan, Popular  Securities,  Inc.-Retail
     1165(e) Plan and Popular Mortgage, Inc. 1165(e) Plan.
(3)  Estimated solely for the purpose of calculating the registration  fee. Such estimate has been computed in accordance with
     Rule 457(h) based upon the average of the high and low price of the Common Stock on the NASDAQ  National Market System on
     June 3, 1999, namely $30.40625.

================================================================================

                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS

         As permitted by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plans covered by this Registration Statement as required by Rule 428(b). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the Commission by Popular, Inc. (the "Company"), Banco Popular de Puerto Rico Employees' Stock Plan (Puerto Rico), Popular Securities, Inc.-Institutional 1165(e) Plan, Popular Finance, Inc. Retirement & Savings Plan, Popular Leasing & Rental, Inc. Retirement & Savings Plan, Popular Securities, Inc.-Retail 1165(e) Plan and Popular Mortgage, Inc. 1165(e) Plan are incorporated herein by reference:

          (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

          (2) The Annual Reports on Form 11-K for the year ended December 31, 1997 for each of Banco Popular de Puerto Rico Employees' Stock Plan (Puerto
     Rico), Popular Securities, Inc.-Institutional 1165(e) Plan (which was entitled BP Capital Markets, Inc. 1165(e) Plan until January 28, 1999), Popular Finance, Inc. Retirement & Savings Plan (which was entitled Popular Consumer Services, Inc. Retirement & Savings Plan until January 28, 1999), Popular Leasing & Rental, Inc. Retirement & Savings Plan, Popular Securities, Inc.-Retail 1165(e) Plan and Popular Mortgage, Inc. 1165(e) Plan (which was entitled Puerto Rico Home Mortgage 1165(e) Plan until January 28, 1999);

          (3) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

          (4) The Company's Current Reports on Form 8-K, dated since December 31, 1998;

          (5) The descriptions of the Company's Common Stock set forth in the Company's Registration Statement on Form 8-A, filed August 18, 1988, and any amendment or report filed for the purpose of updating any such description; and

          (6) The description of the Company's Rights Plan set forth in the Company's Registration Statement on Form 8-A, filed August 28,1998, and any amendment or report filed for the purpose of updating such description.

         All documents filed by the Company, Banco Popular de Puerto Rico Employees' Stock Plan (Puerto Rico), Popular Securities, Inc.-Institutional 1165(e) Plan, Popular Finance, Inc. Retirement & Savings Plan, Popular Leasing & Rental, Inc. Retirement & Savings Plan, Popular Securities, Inc.-Retail 1165(e) Plan and Popular Mortgage, Inc. 1165(e) Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF CAPITAL STOCK

         Not applicable. The Company's Common Stock is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article ELEVENTH of the Restated Certificate of Incorporation of the Corporation provides the following:

          (1) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the written request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (2) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the written request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

          (3) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraph 1 or 2 of this Article ELEVENTH, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

          (4) Any indemnification under paragraph 1 or 2 of this Article ELEVENTH (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth therein. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

          (5) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article ELEVENTH.

          (6) The indemnification provided by this Article ELEVENTH shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          (7) By action of its Board of Directors, notwithstanding any interest of the directors in the action, the Corporation may purchase and maintain insurance, in such amounts as the Board of Directors deems appropriate, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the written request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or would be required to indemnify him against such liability under the provisions of this Article ELEVENTH or of the General Corporation Law of the Commonwealth of Puerto Rico or of any other State of the United States or foreign country as may be applicable.

         Section 1202 of Title 14, Laws of Puerto Rico Annotated provides the following:

          Every corporation created under the provisions of this subtitle shall have the power to --

          * * * (10) indemnify any and all of its directors or officers or former directors or officers or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been directors or officers or a director or officer of the corporation, or of such other corporation, except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under any by-law, agreement, vote of stockholders or otherwise.

         In addition, the Company maintains a directors' and officers' liability insurance policy.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

Exhibit
Number        Description of Exhibits
------        -----------------------

4.1 Restated Certificate of Incorporation of the Company, incorporated by reference to Exhibit 4(a) to the registrant's Registration Statement on Form S-3 (Nos. 333-26941, 333-26941-01 and
              333-26941-02) filed with the Securities and Exchange Commission on May 12, 1997.

4.2           By-laws of the Company, as amended.

4.3 Specimen of Certificate of the registrant's Common Stock, par value $6 per share, incorporated by reference to Exhibit 4.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1990.

4.4           (a)  Banco Popular de Puerto Rico Employees' Stock Plan (Puerto
                   Rico);

              (b)  Master Defined Contribution Retirement Plan;

              (c) Popular Securities, Inc.-Institutional 1165(e) Plan Adoption Agreement;

              (d) Popular Finance, Inc. Retirement & Savings Plan Adoption Agreement;

              (e) Popular Leasing & Rental, Inc. Retirement & Savings Plan Adoption Agreement;

              (f) Popular Securities, Inc.-Retail 1165(e) Plan Adoption Agreement; and

              (g)  Popular Mortgage, Inc. 1165(e) Plan Adoption Agreement.

5.1           Opinion of Pietrantoni Mendez & Alvarez, regarding compliance with
              ERISA.

23            Consents of Independent Accountants.

24            Powers of Attorney (included on pages 7 through 9).

ITEM 9.  UNDERTAKINGS

         (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person against the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Juan, Commonwealth of Puerto Rico, on this 8th day of June, 1999.

                                       POPULAR, INC.
                                       (Registrant)


                                       By  /s/ Jorge A. Junquera
                                         ----------------------------------
                                         Name:   Jorge A. Junquera
                                         Title:  Senior Executive Vice President
                                                 and Director

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS RICHARD L. CARRION, DAVID H. CHAFEY, JR., JORGE A. JUNQUERA, ORLANDO BERGES, AMILCAR JORDAN AND ROBERTO R. HERENCIA, AND EACH OF THEM INDIVIDUALLY, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER AND IN ANY AND ALL CAPACITIES, TO SIGN THIS REGISTRATION STATEMENT AND ANY AND ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT, AND TO FILE SUCH REGISTRATION STATEMENT AND ALL SUCH AMENDMENTS OR SUPPLEMENTS, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE OR NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, THEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS OR ANY OF THEM, OR THEIR OR HIS SUBSTITUTES OR SUBSTITUTE, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE THEREOF.

Signature                       Title                               Date
---------                       -----                               ----

/s/ Richard L. Carrion          Chairman of the Board,              June 8, 1999
-----------------------------   President and Chief Executive
Richard L. Carrion              Officer

--------------------------------------------------------------------------------

Signature                       Title                               Date
---------                       -----                               ----

/s/ Alfonso F. Ballester        Director                            June 8, 1999
-----------------------------
Alfonso F. Ballester

                                Director
-----------------------------
Antonio Luis Ferre

/s/ Juan J. Bermudez            Director                            June 8, 1999
-----------------------------
Juan J. Bermudez

                                Director
-----------------------------
Francisco J. Carreras

                                Director
-----------------------------
Luis E. Dubon, Jr.

/s/ Hector R. Gonzalez          Director                            June 8, 1999
-----------------------------
Hector R. Gonzalez

/s/ Jorge A. Junquera           Senior Executive Vice               June 8, 1999
-----------------------------   President and Director
Jorge A. Junquera               (Principal Financial Officer)


                                Director
-----------------------------
Manuel Morales, Jr.

/s/ Alberto M. Paracchini       Director                            June 8, 1999
-----------------------------
Alberto M. Paracchini

/s/ Francisco M. Rexach, Jr.    Director                            June 8, 1999
-----------------------------
Francisco M. Rexach, Jr.

                                Director
-----------------------------
J. Adalberto Roig

/s/ Felix J. Serralles Nevares  Director                            June 8, 1999
-----------------------------
Felix J. Serralles Nevares

/s/ Julio E. Vizcarrondo        Director                            June 8, 1999
-----------------------------
Julio E. Vizcarrondo, Jr.

/s/ David H. Chafey, Jr.        Senior Executive Vice               June 8, 1999
-----------------------------   President and Director
David H. Chafey, Jr.

/s/ Amilcar Jordan              Senior Vice President               June 8, 1999
-----------------------------   (Principal Accounting Officer)
Amilcar Jordan

         THE PLANS. Pursuant to the requirements of the Securities Act of 1933, the persons who administer the employee benefit plans have duly caused this registration statement to be signed on behalf of such plans by the undersigned, thereunto duly authorized, in the City of San Juan, Commonwealth of Puerto Rico, on this 8th day of June, 1999.


                              BANCO POPULAR DE PUERTO RICO
                              EMPLOYEES' STOCK PLAN (PUERTO RICO)

                              POPULAR SECURITIES, INC.-
                              INSTITUTIONAL 1165(e) PLAN

                              POPULAR FINANCE, INC.  RETIREMENT &
                              SAVINGS PLAN

                              POPULAR LEASING & RENTAL, INC.
                              RETIREMENT & SAVINGS  PLAN

                              POPULAR SECURITIES, INC.-RETAIL 1165(e)
                              PLAN

                              POPULAR MORTGAGE, INC. 1165(e) PLAN

                              By: /s/ Maria Isabel Burckhart
                                  ----------------------------------------------
                                  Maria Isabel Burckhart
                                  Member of the Administrative Committee


                              By: /s/ Jorge A. Junquera
                                  ----------------------------------------------
                                  Jorge A. Junquera
                                  Authorized Representative in the United States

                                  EXHIBIT INDEX


Exhibit
Number        Description of Exhibits
------        -----------------------

4.1 Restated Certificate of Incorporation of the Company, incorporated by reference to Exhibit 4(a) to the registrant's Registration Statement on Form S-3 (Nos. 333-26941, 333-26941-01 and
              333-26941-02) filed with the Securities and Exchange Commission on May 12, 1997.

4.2           By-laws of the Company.

4.3 Specimen of Certificate of the registrant's Common Stock, par value $6 per share, incorporated by reference to Exhibit 4.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1990.

4.4           (a)  Banco Popular de Puerto Rico Employees' Stock Plan (Puerto
                   Rico).

              (b)  Master Defined Contribution Retirement Plan;

              (c) Popular Securities, Inc.-Institutional 1165(e) Plan Adoption Agreement;

              (d) Popular Finance, Inc. Retirement & Savings Plan Adoption Agreement;

              (e) Popular Leasing & Rental, Inc. Retirement & Savings Plan Adoption Agreement;

              (f) Popular Securities, Inc.-Retail 1165(e) Plan Adoption Agreement; and

              (g)  Popular Mortgage, Inc. 1165(e) Plan Adoption Agreement.

5.1           Opinion of Pietrantoni Mendez & Alvarez, regarding compliance with
              ERISA.

23            Consents of Independent Accountants.

24            Powers of Attorney (included on pages 7 through 9).